Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Leap Therapeutics, Inc. on Form S-8 to be filed on or about June 11, 2019 of our report dated April 1, 2019, on our audits of the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed April 1, 2019.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

June 11, 2019